NUMBER	UNITS

U [ ]

SEE REVERSE FOR CERTAIN DEFINITIONS	INTERNATIONAL BRANDS MANAGEMENT GROUP LTD.	CUSIP ____________

UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND WARRANTS TO PURCHASE ONE

SHARE OF COMMON STOCK

THIS CERTIFIES THAT ________________________________________________________________________

is the owner of ___________________________________________________________________________ Units.

Each Unit (“Unit”) consists of one (1) share of common stock, par value $0.0001 per share (“Common Stock”), of International Brands Management Group Ltd., a Delaware corporation (the “Company”), and one warrant (the “Warrant”). The Warrant entitles the holder to purchase one (1) share of Common Stock for $6.00 per share (subject to adjustment). The Warrant will become exercisable on the later of (i) the Company’s completion of a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination and (ii) __________, ___, 2010, and will expire unless exercised before 5:00 p.m., New York City Time, on __________, ___, 2012, or earlier upon redemption (the “Expiration Date”). The Common Stock and Warrants comprising the Units represented by this certificate are not transferable separately prior to __________, ___, 2008, subject to earlier separation; provided, however, in no event will the representative of the underwriters allow separate trading of the Common Stock and Warrants until the Company files, with the Securities and Exchange Commission, an audited balance sheet reflecting the Company’s receipt of the gross proceeds of the offering. The terms of the Warrants are governed by a Warrant Agreement, dated as of __________, ___, 2008, between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 17 Battery Place, New York, New York 10004, and are available to any Warrant holder on written request and without cost. This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile seal of the Company and the facsimile signature of its duly authorized officers.

INTERNATIONAL BRANDS MANAGEMENT GROUP LTD.

DELAWARE

CORPORATE SEAL 2007

*

By:

Chairman of the Board and Chief Executive Officer	Secretary

INTERNATIONAL BRANDS MANAGEMENT GROUP LTD.

The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common	UNIF GIFT MIN ACT —	__________________	Custodian	__________________
TEN ENT –	as tenants by the entireties		(Cust)		(Minor)
JT TEN –	as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts to Minors
Act ____________________________
(State)

Additional Abbreviations may also be used though not in the above list.

For value received, ________________________________________hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units
represented by the within Certificate, and do hereby irrevocably constitute and appoint
Attorney
to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated: ________________________

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).